JOINT VENTURE ESTABLISHMENT AGREEMENT
(English Translation)

This Joint Venture Establishment Agreement (the “Agreement”) is entered into by and between the parties below as of January 9, 2008.

Party A (Goldenway):	Goldenway Nanjing Garment Company Limited
Ever-Glory Commercial Center,
509 Chengxin Thoroughfare,
Jiangning Economic and Technical Development Zone
Nanjing, PRC
Legal Representative: Kang Yihua
Title: President and Chairman of the Board

Party B (La Chapelle):	Shanghai La Chapelle Garment and Accessories Company Ltd.
Room 3300, 270 Caoxi Road, Shanghai, PRC
Legal Representative: Xing Jiaxing
Title: President and Chairman of the Board

RECITALS

WHEREAS, Party A and Party B intend to jointly establish a new line of ladies’ garments;

WHEREAS, through negotiations, Party A and Party B have agreed to establish and invest in a joint venture in the form of a limited company organized under the laws of People’s Republic of China;

WHEREAS, the parties hereby agree to accomplish the establishment and investment in such joint venture according to the terms and conditions set forth in this Agreement.

AGREEMENT

1.	Property and Business Scope of the Company.

a)
Formation of the Joint Venture. Party A and Party B agree to jointly form a PRC limited company by the name of “Shanghai LA GO GO Fashion Company Limited” or such other similar name as approved by the Shanghai government authorities (the “Company”).

b)	Registered Location. The registered location of the Company shall be Shanghai, PRC.

c)	Business Objective. The business objective of the Company is to establish and create a leading brand of ladies’ garments for the mainland Chinese market.

d)
Business Scope. The scope of the Company’s business shall be all activities relating to the development of the “LA GO GO” brand, including marketing and branding activities, design, production, and sales. Party A and Party B each acknowledge and agree that Party B has transferred all of its rights and ownership in the “LA GO GO” brand name (including any related brand names) to the Company, for good and valuable consideration, and that such transfer is valid and complete.

2.	Registered Capital; Relative Ownership and Control.

a)
The registered capital of the Company shall be RMB 10 million, with RMB 6 million contributed by Party A, and RMB 4 million contributed by Party B. Accordingly, Party A shall be the holder of 60% of the registered capital, and Party B shall be the holder of the remaining 40% of registered capital, of the Company. This registered capital is to be deposited into a Company bank account by each respective party no later than January 30, 2008, which bank account shall be made open for examination by the appropriate governmental authorities.

b)	Upon establishment, the Company shall issue investment certificates to Party A and Party B, certifying as the percentage of registered capital held by each party.

c)
The parties shall endeavor to make future increases in the registered capital of the Company in proportion to their respective percentage holdings of the registered capital immediately following this Agreement, and shall not deviate from such percentages without the consent of both parties. In all cases, the percentage of the registered capital of the Company held by each party shall be increased in proportion to the relative amounts of capital contributed to the Company. Notwithstanding the foregoing, each party shall undertake best efforts to make any and all required capital contributions and shall not permit either party’s percentage interest to fall below 30%.

3.	Government Application and Filings.

a)
Party A and Party B shall each appoint a representative for purposes of ratifying actions taken to establish the Company, to handle filings and reports to governmental agencies, and to ensure that corporate documents and papers submitted to government agencies are true, complete, and effective.

b)	The Company shall open a temporary bank account in its name immediately following the preliminary ratification and registration of the Company’s name with the relevant government authorities.

4.	Company Charter.

a)
Actions Requiring Shareholder Approval. None of the following actions or modifications to the Company or its charter may be made without the approval of holders of registered capital of the Company possessing at least 2/3rds of the voting power of the Company:

(1)	Modification of Company charter, including any increase or decrease of registered capital; or

(2)	Merger, spin-off, purchase and sale of the Company or substantially all of its assets, liquidation, bankruptcy, dissolution of the Company.

b)
Responsibilities of Parties. The parties agree that the Company shall be organized in such manner that Party B shall be primarily responsible for appointing design and sales teams, while Party A shall be responsible for appointing accounting and financial managers and supervisors in charge of production. The parties further agree that Party A and Party B shall jointly appoint personnel in charge of procurement and logistics. At such time that the parties agree that the Company has reached the point of steady operations, the board of directors shall engage a new general manager and appoint directors of design and sales.

5.	Transfer of Shareholdings.

a)
No transfer of equity interest in the Company shall be transferred to any third party without the prior consent of holders of at least 2/3rds of the registered capital of the Company. Any attempted transfer in violation of this provision shall be void ab initio.

b)
In the event of an approved transfer of equity interests in the Company, the then existing shareholders of the Company shall have a right of first refusal to acquire the equity interest that is proposed to be transferred, in an amount that is in proportion to the percentage interest held by such non-transferring shareholders.

6.
Development Plan. The parties agree to make best efforts to cooperate with each other to develop and agree upon a feasible three-year development plan and financial budget, which shall be outlined in as much detail as practicable.

Party B shall undertake its best efforts to position the “LA GO GO” brand as middle and high grade label in ladies’ garments, characterized by high quality, original style, and reasonable price, which at the same time, will be generally consistent and compatible with the design, image and style of the current brands that have been developed and now owned by Party B.

In order to achieve rapid realization of sales revenue, within one month after establishment of the Company, Party B agrees to select and engage at least 20 experienced retailers in Shanghai, Chengdu, Nanjing, Suzhou, Beijing, Tianjin to exclusively carry and sell the LA GO GO line for 2008. These shops shall be initially selected by Party B, and the selections shall be subject to the reasonable approval of Party A.

7.	Declarations, Commitments and Covenants of the Shareholders. The parties hereby covenant, as shareholders, to do the following:

a)	Abide by the Company Charter.

b)	Pay the full amount of each party’s capital contribution according to the amount and terms agreed upon under this Agreement.

c)
Closely guard the company’s commercial and technical secrets, and refrain from engaging in same or similar business activities with other companies or organizations in any form, and to refrain from transferring or disclosing technical items related to the Company to any third party.

d)	Ensure a timely and full support the Company in connection with its filings, application and reports to business administration authorities.

e)	Receive dividends or other benefit allotments according to shareholding ratios.

f)	Execute voting rights according to shareholding ratios.

g)	Monitor the Company’s operational activities, and make provide guidance, suggestions and make necessary inquiries.

h)	When needed, transfer, donate or relinquish such shareholder’s holdings according to PRC national law, administration rules or the Company Charter.

i)	In the event of a termination or liquidation of the Company, to have the remaining assets allocated as per the shareholding ratio.

j)	Comply with all of other rights and obligations stipulated in the local or national laws, administration rules and the Company Charter.

8.
Prohibited Actions. The parties agree that the parties shall be forbidden to take any action that harms the interests of the Company, that is pursued in the name of the Company. Any benefit gained through such an action should be relinquished to the Company, any loss caused by such action shall be paid for and/or compensated by the responsible party according to applicable law.

9.
Material Transactions. The Company shall seek to enter into agreements for all material transactions, as well as any transactions relating to this Agreement, and such agreements shall be subject to the approval of the board of directors.

10.	Board of Directors.

a)
General. The business and affairs of the Company shall be governed at the direction of the board of directors, which shall be comprised of five (5) directors. Three (3) of such five directors shall be designated by Party A, who shall initially be (i) Kang Yi-hua, (ii) Zhu Jun, and (iii) Chen Xi-lin. Two (2) of the five directors shall be designated by Party B, and shall initially be (i) Xing Jia-xing, and (ii) Zhang Dan-ling.

b)
Initial Board of Directors and Management. The company shall have one (1) chairman of the board of directors, who initially be Kang Yihua is the board chairman. The Company shall have one (1) vice-chairman of the board of directors, who shall initially be Xing Jiaxing. The Company shall have one (1) general manager who initially shall also be Xing Jiaxing. The Company shall have a chief supervisor, who shall initially be Wei Ruqin.

c)	The Authority of the Board of Directors. The board of directors of the Company shall have the power and authority to:

(1)	Convene shareholder meetings and report Company developments in such meetings.

(2)	Carry out the resolutions of the shareholders passed in shareholder meetings.

(3)	Determine the operation and investment plans of the Company.

(4)	Formulate plans and projections for the Company’s yearly financial budget and year end accounts.

(5)	Formulate plans for the allocation of the Company’s profits and losses.

(6)	Approve the increase or decrease of registered capital of the Company (subject to requisite shareholder approval), the issuance of bonds or other securities.

(7)	Prepare, create and approve plans with respect to any material purchase of assets, merger, spin-off or dissolution of the Company.

(8)	Approve investments by the Company, pledges of Company assets, and any other surety commitment or relationship of the Company subject to and within the authority granted by the shareholders.

(9)
Employ or dismiss company managers, and the secretary of board meetings; subject to consideration of input from company managers, employ or dismiss deputy company managers, the chief accountant or other senior administrative staff; and determine the payments, rewards and punishments of the above.

(10)	Amend the Company Charter, subject to approval of the shareholders as set forth in this Agreement.

(11)	Receive and review reports made by the managers of the Company and review and assess such reports.

(12)	Execute any and all other rights authorized by applicable laws and rules, the Company Charter, and the authority granted by shareholder action at shareholder meetings.

d)	Board Procedures. The board of directors shall establish procedures for conducting board meetings in order to ensure efficient and rational deliberations.

e)
Investment Guidelines. The board of directors shall clearly define guidelines for the general manager for the investment of the assets of the Company, and shall establish formal procedures for the audit process for Company investments. Any major investment undertaking shall be submitted to the shareholders for their approval, after examination and feedback regarding investment decisions by experts or professionals selected by the board.

11.	Taxation, Accounting, Auditing and Labor Management.

a)	The Company shall pay all taxes in accordance with applicable laws and regulations.

b)	The Company’s fiscal year shall be from January 1st to December 31st every year.

c)	The Company shall establish an internal system of accounting that shall accord with the financial and accounting regulations of People’s Republic of China.

d)
The parties shall cooperate to implement the three-year development plan and financial budget created and approved by the board of directors under this Agreement. The Company shall compile monthly financial statements within 10 days after the end of each month within each fiscal year, and shall cause a copy of such reports to be submitted to each shareholder and each director. The Company shall prepare its year-end financial statements within 30 days after the end of each fiscal year and submit a copy of such year-end financial statements to each shareholder and each director. The year-end financial statements shall be reviewed and confirmed as true and accurate by a qualified auditor in accordance with applicable generally accepted accounting principles in the PRC. In the first 3 months of each fiscal year, the general manager shall prompt the accounting and financial department of the Company to compile a balance sheet, a statement of cash flows, and a profit distribution plan for the most recently completed fiscal year, and such financial statements shall be made available for examination by the board of directors.

e)
Each shareholder at any moment has the right to have the account books or other records audited by the Company’s public accountants within 3 months after the end of a fiscal year, at such shareholder’s own expense.

f)
The recruitment, employment, dismissal, payment and granting of benefits or awards to the employees of the Company, shall be stipulated in labor contracts entered into collectively or separately, in a manner discussed and approved by the board of directors, and in accordance with the national administration rules and measures relating to labor management. All the labor contracts that are entered into shall be added to the official records of the local labor management authorities.

12.	Consequences of Events of Default.

a)
Any party who fails to pay the full amount such party’s capital contribution stipulated in this Agreement, if such failure continues for 30 days, shall have its shareholding ratio adjusted to reflect the actual relative amount of registered capital invested.

b)
If this Agreement or any portion hereof cannot be performed by a party due to the breach or non-compliance of the other party, the breaching party shall bear the consequences of the default. If this Agreement or any portion hereof cannot be performed by a party due to the breach or non-compliance of more than one party, each breaching party shall be held responsible for such party’s damages resulting from such breach or non-compliance.

13.	Applicable Law. This Agreement shall be governed by and interpreted under the laws of People’s Republic of China.

14.
Dispute Settlement. All disputes arising from the implementation of this agreement shall be settled through friendly consultation between all the parties concerned. Where disputes cannot be settled within 30 days after commencement of friendly negotiations, any party may bring a lawsuit in the appropriate People’s Court with proper jurisdiction over the matter.

15.
Effectiveness of Agreement. This Agreement shall become effective when all the parties hereto have executed and delivered a counterpart to this Agreement (when a natural person applies a signature and fingerprint of the left hand index finger, and when a company applies its corporate seal and appoints a representative to sign).

16.
Counterparts. This Agreement is made in four counterparts with one held by each of the parties. The remaining copies shall be submitted to the PRC governing authorities for purposes of complying with applicable formalities of registration. Each counterpart shall be one and the same and shall have equal legal effect.

IN WITNESS WHEREOF, this Joint Venture Establishment Agreement has been executed and delivered on the date set forth below.

Party A:	Goldenway Nanjing Garment Company Limited

/s/ Kang Yi-hua
Kang Yi-hua President

Party B:	Shanghai La Chapelle Garment and Accessories Company Limited

/s/ Xing Jia-xing
Xing Jia-xing President

Date: January 9, 2008